Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Premier, Inc. 2013 Equity Incentive Plan of our report dated August 26, 2013 with respect to the consolidated financial statements of Premier Healthcare Solutions, Inc., included in Amendment No. 2 to the Registration Statement of Premier, Inc. (Form S-1 No. 333-190828) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina
September 30, 2013